EXHIBIT 6


Securities and Exchange Commission
Washington, D.C. 20549


                                    CONSENT
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The undersigned, designated to act as Trustee under the Indenture for AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 1999-C described in the attached Statement of Eligibility and Qualification, does hereby consent that reports of examinations by Federal, State, Territorial, or District Authorities may be furnished by such authorities to the Commission upon the request of the Commission.

This Consent is given pursuant to the provision of Section 321(b) of the Trust Indenture Act of 1939, as amended.



                                             Bank One, NA

Dated: August 20, 1999                       By:  /s/ John J. Rothrock
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                                             John J. Rothrock
                                             Authorized Signer